Exhibit 99.2

HERCULES AUTHORIZES $200 MILLION SHARE REPURCHASE PROGRAM;
DECLARES QUARTERLY DIVIDEND

WILMINGTON, DE, JULY 23, 2007 . . . The Board of Directors of Hercules Incorporated (NYSE: HPC) today authorized the repurchase of up to $200 million of its common stock and declared a quarterly cash dividend payment of five cents per share, payable on October 19, 2007, to shareholders of record on September 28, 2007.

“These actions result from our significantly improved balance sheet and financial profile,” commented Craig Rogerson, President and Chief Executive Officer.  “They also demonstrate our confidence in the future health of the Company and in our ability to sustain strong cash flow generation.”

“We expect to purchase these shares over the next two years,” continued Mr. Rogerson.  “We remain committed to growing our high return portfolio of businesses, focusing on both internal investment and appropriate acquisition opportunities.”

As previously announced, the Company expects to release its earnings for the second quarter 2007 after the stock market closes today and to hold an earnings teleconference tomorrow, July 24, at 10 a.m. (Eastern).

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Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets.  For more information, visit the Hercules website at www.herc.com.

This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on what management believes to be reasonable assumptions.  Forward-looking statements may involve known and unknown risks, uncertainties and other factors, which may cause the actual results to differ materially from those projected, stated or implied, depending on such factors as: ability to generate cash, changes resulting from ongoing reviews of tax liabilities, ability to raise capital, ability to refinance, ability to execute productivity improvements and reduce costs, the success of outsourcing initiatives, ability to execute and integrate acquisitions, ability to execute divestitures, ability to increase prices, business climate, business performance, changes in tax laws or regulations and related liabilities, changes in tax rates, economic and competitive uncertainties, higher manufacturing costs, reduced level of customer orders, changes in strategies, risks in developing new products and technologies, risks in developing new market opportunities, environmental and safety regulations and clean-up costs, foreign exchange rates, asset dispositions, the impact of changes in the value of pension fund assets and liabilities, changes in generally accepted accounting principles, adverse legal and regulatory developments, including increases in the number or financial exposures of claims, lawsuits, settlements or judgments, the financial capacity of settling insurers, the impact of increased accruals and reserves for such exposures, the outcome of litigation and appeals, and adverse changes in economic and political climates around the world, including terrorist activities, international hostilities and potential natural disasters.  Accordingly, there can be no assurance that the Company will meet future results, performance or achievements, or continue the repurchase program or the payment of dividends, expressed or implied by such forward-looking statements.  As appropriate, additional factors are contained in reports filed by the Company with the Securities and Exchange Commission.  The words or phrases "will likely result," "should," "are expected to," "will continue," "is anticipated," "expect," "estimate," "project" or similar expressions are among those which identify forward-looking statements.  This paragraph is included to provide safe harbor for forward-looking statements, which are not generally required to be publicly revised as circumstances change, and which the Company does not intend to update.

Media Contact:                                John S. Riley                                      (302) 594-6025
Investor Contact:                            Stuart L. Fornoff                                (302) 594-7151